 Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.11.10

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9th Amendment

to the Contract Manufacturing Agreement

entered into as of September 30th, 2010

This Amendment 9 (“Amendment 9”) is made effective as of February 11, 2020 (“Amendment 9 Effective Date”) by and between Aegerion Pharmaceuticals, Inc., located at One Main Street, Cambridge, MA 02142, USA (“Aegerion”), and Sandoz GmbH, a company incorporated in Austria, with its office at Biochemiestrasse 10, A-6250 Kundl, Austria (“Sandoz”).

WITNESSETH:

WHEREAS, Aegerion and Sandoz are Parties to a certain Contract Manufacturing Agreement in relation to Metreleptin SLD, dated as of September 30th 2010, as amended from time to time (the “Agreement”);

WHEREAS, As per Aegerion’s binding order issued on June 28, 2019 and Sandoz’ confirmation dated July 23, 2019, Sandoz had prepared for a DSP campaign including 11-12 large-scale batches, scheduled to start end of February 2020. However, Aegerion requested to revise its binding Firm Order dated June 28, 2019 and modify the Manufacturing Campaign of 2020 to include both large scale and small scale batches for the Product. Aegerion and Sandoz now have agreed to amend the existing CMA whereby Sandoz in good faith has agreed to accommodate the request, this being subject to the mutual agreement on the terms of this Amendment 9 by the Parties.

WHEREAS, Parties agree that this Amendment 9 is limited in its application to the Modified Campaign 2020 (defined below) and shall not extend to the following years’ Manufacturing Campaigns without further mutual written consent of the Parties.

NOW, THEREFORE, Aegerion and Sandoz agree as follows:

1.	Definitions.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.

“Modified Campaign 2020” shall have the meaning as provided in Schedule A sub-clause 1 as attached to this Amendment 9.

2.	Amendments.

The Parties hereby agree as follows:

2.1.          Price Adaptation.

The pricing model (previously laid down in Section 9 (2) of the Agreement and/or Section 2 of Amendment no. 5 and/or Sec 2.1 of the Amendment no. 8 to the Agreement) to continue to apply unless otherwise agreed by the Parties in writing.

2.2.   Modified Campaign 2020. Pursuant to this Amendment 9, Parties agree to a modification to the Product’s Manufacturing Campaign for 2020 by Sandoz at Aegerion’s express request:

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(a)  Subject to this Amendment 9 and its Schedules, following Aegerion’s request to modify its binding Firm Order for the Product dated 28th June, 2019, Sandoz in good faith, has agreed to modify the originally planned Manufacturing Campaign of 2020, subject to Aegerion’s acceptance of all risks and associated costs as provided in this Amendment 9.

(b)  As noted in Schedule A, Aegerion expressly consents to the Modification in the Process for the purpose of this Modified Campaign 2020.

(c)  Schedule A of this Amendment 9 contains the estimated modifications, risks and estimated costs and Sandoz agrees to keep Aegerion informed of any updates to the same as and when it becomes aware. Notwithstanding anything to the contrary in the Agreement elsewhere, Aegerion agrees to accept all risks including but not limited to regulatory, technical, quality that may arise due to modifications carried out under the Modified Campaign 2020 and Aegerion shall not withhold any payments, reimbursements to Sandoz if any such risks in the Modified Campaign 2020 lead to an adverse impact. Notwithstanding anything to the contrary in the Agreement, Aegerion agrees to hold Sandoz harmless and keep Sandoz indemnified for any regulatory, IP or other risks, third party claims, direct losses due to the modifications made to the Modified Campaign 2020.

(d)  Parties expressly agree that Aegerion is solely responsible at its own cost and risk for any regulatory submissions in relation to Product Manufactured under this Modified Campaign 2020 and Sandoz shall not be held responsible if any of these batches are not suitable for regulatory submission in the Territory. In accordance with the existing terms of the Agreement, Sandoz will continue to provide support to Aegerion for regulatory submissions, at Aegerion’s cost and risk.

(e) Termination

Aegerion accepts that it shall not have the right to terminate the Agreement under clause 25 of the Agreement (as amended) due to the modifications carried on by Sandoz hereunder the Modified Campaign 2020 as per this Amendment 9.

3.	Reference to and Effect on the Agreement.

3.1             On and after the Amendment 9 Effective Date, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such instrument or document to be deemed to be a reference to the Agreement as amended or integrated hereby.

3.2             Except and to the extent as amended or integrated by this Amendment 9, the provisions of the Agreement shall remain in full force and effect.

4.	Counterparts.

This Amendment 9 may be executed in two counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment 9 to be executed and delivered on the date first written above.

Sandoz GmbH		Sandoz GmbH

Date:	11.02.2020	Date:	11.02.2020

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Aegerion Pharmaceuticals, Inc.

Date:

By:	/s/ Rory Nealon
Name:	Rory Nealon
Title:	Secretary

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Schedule A. The Modified Campaign 2020 and Estimated Modifications, Costs and Risk

1. Modified Campaign 2020. Further to Aegerion’s letter dated 22nd January 2020, Aegerion requested Sandoz to evaluate a switch to small-scale production at short notice. Such change at short notice is associated with additional costs and risks as noted hereunder to the extent it can be commercially reasonably estimated at current stage.

Subject to Aegerion’s commitments in this Amendment 9 Section 2 above, Sandoz agrees that modifications shall be made to the regular and established Process for Manufacture of the Product with Aegerion’s consent and Sandoz’ considerable additional effort, in order to Manufacture certain batches in 2020 on a small-scale instead of as originally planned on large-scale. Aegerion expressly consents to the following structure for the Modified Campaign 2020:

●      Standard Change-over from alternate product to Metreleptin

●      Manufacture of [***] large-scale batches

●      Additional Change-over from large-scale to small-scale

●      Manufacture of [***] small-scale batches

2. The typical cycle-time of a small-scale or large-scale batch is [***] days. The Modified Campaign 2020 is reasonably expected to utilize the contractual minimum order quantity of [***] weeks.

Actual Facility occupational times and material cost will be invoiced to Aegerion in accordance with the existing mechanism provided in the Agreement.

3. Materials.

●     Adaptation of Lynx Filter for filling vessel: Parties acknowledge that the appropriate Lynx filter ([***]µm Millipak 200 ([***]cm2) + Lynx adaptor) for the Metreleptin small scale will need to be procured and is not readily available.

●     Aegerion consents and requests Sandoz to implement the Lynx filter from Metreleptin large scale ([***]µm Durapore ([***]cm2) + Lynx adaptor) for the entire Modified Campaign 2020 including the small-scale batches at Aegerion’s risk and responsibility for the outcome.

●     Parties acknowledge and accept that from a technical standpoint, usage of the larger filter is feasible for both large scale and small scale production, however a higher than earlier yield loss can be expected due to a larger filter area. The replacement of filter will be started in the corresponding Process Change of the Modified Manufacturing Campaign 2020 in accordance with relevant Quality provisions.

●     Since this is an Equipment change of the actual Validated Process for the Product, Aegerion agrees to perform the evaluation of any potential impact on the Regulatory submissions for the Product in the Territory, and notwithstanding any other contrary provision of the Agreement, Aegerion confirms and accepts any additional cost, risk with the associated Regulatory submission is retained by Aegerion and not Sandoz.

4. Automation

●     The relevant computer programs are primarily programmed for Metreleptin large-scale, and a change has to be initiated for small-scale batches of the Modified Campaign 2020. Despite the short time-frame available. Sandoz agrees to make

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commercially reasonable efforts to implement the change in a reasonable time, subject to additional costs and risks retained by Aegerion.

●     Estimated additional cost: €[***] (Any further revision to such estimate to be provided to Aegerion in due course).

5. Additional Efforts

●    Sandoz expects significant increase in the time and effort required due to additional Manufacturing and QC documents (such as, Change request, Batch Records, Manufacturing Procedure) to be prepared for both Metreleptin large-scale and small-scale batches. Other than as noted in the Schedule B of Amendment 9 below, Sandoz shall charge to Aegerion the cost for any further additional documents as required for the Modified Campaign 2020.

●    Despite Sandoz’ diligent efforts, Aegerion acknowledges and accepts to bear risk and cost for any rejection or recall of batches manufactured under Modified Campaign due to an increase in potential deviations, human error notwithstanding anything contrary in the Article 27 of the Agreement; except if the same is due to Sandoz’ gross negligence.

6. Resins

●     In the event, CM-sepharose and Toyopearl backup resins (available with Sandoz) are used-up during large-scale batches’ production, there will be no resins remaining for initial packing for the small-scale columns or later back-up packing. Aegerion agrees to pay for additional resins to be purchased by Sandoz.

●     Estimated Quantity: [***] Liters CM-Sepharose FF (PBP) + [***] Liters Toyopearl BUTYL-650M (PBP). Estimated Cost: The Schedule B of this Amendment 9 provides for estimated resin cost expected. The cost of resins shall be invoiced to Aegerion in accordance with the existing mechanism provided in the Agreement.

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Schedule B. The Revised Estimated Quote for the Modified Campaign 2020 is provided below.

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